Certification by the Chief Executive and Financial Officer Pursuant to 18 U. S. C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Kelly T. Hickel, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of TheraBiogen, Inc. for the quarter ended November 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TheraBiogen, Inc.

/s/ Kelly T. Hickel
Kelly T. Hickel
Chairman of the Board, Chief Executive Officer and Chief Financial Officer
January 19, 2010

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities